EXHIBIT 4.1


THE WARRANT AND THE SECURITIES ISSUABLE HEREUNDER HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAW. THE WARRANT AND THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER SAID ACT AND ANY APPLICABLE SECURITIES LAWS OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS. THE COMPANY MAY REQUEST, AS A CONDITION TO ANY TRANSFER, AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE REGISTRATION RIGHTS PROVISIONS ATTACHED HERETO AS EXHIBIT A.

Warrant No. RR-1                                                   50,000 Shares

                                     WARRANT

                           To Purchase Common Stock of

                        EVCI CAREER COLLEGES INCORPORATED


     This certifies that, for value received, Rosenthal & Rosenthal, Inc. or its registered assigns (the "Holder") is entitled to purchase from EVCI Career Colleges Incorporated, a Delaware corporation (the "Company"), at any time and from time to time after the date hereof until the Expiration Date, the number of shares of Common Stock (as defined below) of the Company as set forth above, in whole or in part, including fractional parts, at a purchase price of one dollar and fifty cents ($1.50) per share (the "Purchase Price"). The number of Warrant Shares (as defined below) and the Purchase Price therefor are subject to adjustment as herein after set forth in Section 6.

     SECTION 1. Certain Definitions. For all purposes of this Warrant, the following terms shall have the meanings indicated:

     "Additional Shares of Common Stock" means all shares of Common Stock issued by the Company after the date hereof, other than Warrant Shares, whether now authorized or not, other than Excluded Shares.

     "Commission" means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act.

     "Common Stock" means and includes the Company's authorized common stock, par value $0.0001 per share, and also includes any Common Stock of any class of the Company hereafter authorized that shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holder thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company, and includes any Common Stock of any class or classes resulting from any successive changes or reclassifications or reclassification thereof.

     "Convertible Securities" means evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

     "Current Market Price" means the 10-day average closing bid prices of a share of Common Stock as reported on NASDAQ for the period of 10 consecutive Trading Days ending on the date of determination; provided, however, if the Common Stock is not listed or admitted to trading on NASDAQ, as reported on the principal national security exchange or quotation system on which the Common Stock is quoted or listed or admitted to trading; or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing bid price of such security on the over-the-counter market on the day in question as reported by Bloomberg LP, or a similar generally accepted reporting service, as the case may be, or if not listed or admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Fair Value on such date.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Excluded Shares" means:

     (a) (i) shares of Common Stock issuable upon the exercise of options, warrants (including this Warrant) and convertible preferred stock that are outstanding on the date in July, 2002 on which the Promissory Note in the principal amount of $550,000 is initially issued to Rosenthal & Rosenthal, Inc. by the Company (the "Issue Date") and (ii) such number of additional shares of Common Stock as may become issuable upon the exercise of such options, warrants and convertible preferred stock by reason of adjustments required pursuant to the anti-dilution provisions applicable to such securities as in effect on the Issue Date;

     (b) (i) shares of Common Stock issuable upon the exercise of options and warrants granted or issued by the Company to its employees, officers, directors, consultants and advisors, up to a maximum number of such shares issuable at any point in time while this Warrant is exercisable that does not exceed 17.5% of the then issued and outstanding shares of Common Stock; provided, in each such case, that the exercise price for any such share shall not be less than 85% of the Fair Value of the Common Stock on the date of grant or issuance (the "Minimum Price"), and (ii) such additional number of shares of Common Stock as may become issuable pursuant to the terms of any such options or warrants by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities in order to reflect any subdivision or combination of Common Stock, by reclassification or otherwise, or any dividend on Common Stock payable in Common Stock and anti-dilution adjustments that do not adjust the exercise price below the Minimum Price;

     (c) shares of Common Stock issuable upon exercise of warrants issued to equipment lessors, banks or other institutional credit financing sources of the Company in connection with the provision of financing or the rendering of other services to the Company up to a maximum number of shares of Common Stock issuable at any point in time while this Warrant is exercisable that does not exceed 5% of the then issued and outstanding shares of Common Stock; provided, in each such case, that the exercise or purchase price for any such share shall not be less than Minimum Price, and (ii) such additional number of shares of Common Stock as may become issuable pursuant to the terms of any such warrants by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities in order to reflect any subdivision or combination of Common Stock, by reclassification or otherwise, or any dividend on Common Stock payable in Common Stock and anti-dilution adjustments that do no adjust the exercise price below the Minimum Price.

     "Expiration Date" means 5:00 p.m. New York City time on the last day of the 36th month following the month in which the Company pays its obligations in full under the Promissory Note that is dated the date of this Warrant, is in the principal amount of $550,000 and is payable by the Company to Rosenthal & Rosenthal, Inc.

     "Fair Value" means, on any date specified herein (i) in the case of cash, the dollar amount thereof, (ii) in the case of a security admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price, and (iii) in all other cases as determined in good faith jointly by the Company and the Holder; provided, however, that if such parties are unable to reach agreement within 30 days, the Fair Value shall be determined in good faith by an independent investment banking firm selected jointly by the Company and the Holder or, if that selection cannot be made within ten days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules; and provided further that the Company shall pay all of the fees and expenses of any third parties incurred in connection with determining the Fair Value.

     "Options" means any rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

     "Other Securities" means any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holder of this Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to
Section 7 or otherwise.

     "outstanding" means, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any subsidiary of the Company, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

     "Person" means any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     "Purchase Price" means the purchase price set forth in the initial paragraph hereof, as adjusted from time to time pursuant to the provisions of
Section 6 hereof.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Trading Day" means a day on which the Nasdaq SmallCap Stock Market is open for the transaction of business.

     "Warrant" means this warrant evidencing the right to purchase up to an aggregate maximum amount of not more than 50,000 shares of Common Stock, subject to increase and adjustment as provided herein, and any warrant issued in exchange, division, substitution, transfer or replacement hereof.

     "Warrant Shares" means the shares of Common Stock purchased or purchasable by the Holder of this Warrant upon the exercise hereof pursuant to Section 2 hereof.

     SECTION 2. Exercise of Warrant.

     (a) This Warrant may be exercised at any time, in whole or in part, for all or any part of the number of shares of Common Stock purchasable hereunder, prior to the Expiration Date. To exercise this Warrant, in whole or in part, the Holder shall complete the notice of exercise attached hereto (the "Notice of Exercise"), and deliver this Warrant and, except as otherwise provided in this
Section 2, cash in an amount equal to the aggregate Purchase Price of the shares of Common Stock being purchased, together with the Notice of Exercise, to the Company at its office referred to in Section 9. Upon receipt thereof, the Company shall, as promptly as practicable and in any event within ten (10) business days thereafter, execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock specified in said Notice of Exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the Holder shall request in the Notice of Exercise and shall be registered in the name of the Holder or such other name as shall be designated in the Notice of Exercise, subject to compliance with applicable securities laws. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other person or entity so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Notice of Exercise, together with the cash, if any, and this Warrant, are received by the Company as described above. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable and without any preemptive rights. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of stock certificates pursuant to this Section, unless such tax or charge is imposed by law upon the Holder, in which case such taxes or charges shall be paid by the Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock issuable upon exercise of this Warrant in any name other than that of the Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.

     (b) In lieu of payment of the Purchase Price in cash, the Holder may make such payment, by way of cashless exercise, as follows:

         (i) by delivery of shares of Common Stock with an aggregate Current Market Price on the date of exercise equal to the Purchase Price, subject, however, to the provisions of Section 16(b) of the Exchange Act; or

         (ii) through the written election of the Holder to have withheld by the Company from the shares of Common Stock otherwise deliverable upon exercise, Common Stock having an aggregate Current Market Price on the date of exercise equal to the Purchase Price.

     SECTION 3. Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of this Warrant. As to any fraction of a share which the Holder of this Warrant would otherwise be entitled to purchase upon exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Fair Value per share of Common Stock on the date of exercise.

     SECTION 4. Ownership of this Warrant.

     (a) The Company shall deem and treat the Holder as the holder and owner of this Warrant (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be required to give effect to any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Section 4.

     (b) Subject to Section 5, this Warrant is exchangeable, upon the surrender hereof by the Holder to the Company at its office referred to in Section 9, for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares of Common Stock purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares of Common Stock as shall be designated by the Holder at the time of such surrender. Subject to compliance with applicable securities laws, this Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the Holder hereof in person or by a duly authorized attorney, and a new Warrant shall be executed and delivered by the Company of the like tenor and date as this Warrant but registered in the name of the transferee, upon surrender of this Warrant duly endorsed, at said office or agency of the Company. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of an agreement of unsecured indemnity and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and date, in lieu of this Warrant. This Warrant shall be promptly cancelled by the Company upon the surrender hereof in connection with any exchange, transfer or replacement. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 4.

     SECTION 5. Restrictions. This Warrant and the Warrant Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or pursuant to an exemption therefrom.

     SECTION 6. Anti-Dilution Provisions; Adjustments.

     6.1 Adjustment of Number of Shares -- Issuance of Additional Shares of Common Stock. Upon each adjustment of the Purchase Price as a result of the calculations made in Section 6.2, this Warrant shall thereafter evidence the right to receive, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-hundredth of a share) obtained by dividing (i) the product of the aggregate number of shares covered by this Warrant immediately prior to such adjustment and the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by (ii) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

     6.2 Issuance of Additional Shares of Common Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6.4 or Section 6.5 but excluding Additional Shares of Common Stock purchasable upon exercise of Rights referred to in Section 6.10), without consideration or for a consideration per share less than the Current Market Price, immediately prior to such issue or sale, then, and in each such case, subject to Section 6.8, the Purchase Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent), determined by multiplying such Purchase Price by a fraction

          (a) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (ii) the number of shares of Common Stock which the gross consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the Current Market Price, and

          (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, provided that, for the purposes of this Section 6.2.1, (x) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section
     6.4 or Section 6.5, such Additional Shares of Common Stock shall be deemed to be outstanding, and (y) treasury shares shall not be deemed to be outstanding.

     6.3. Dividends and Distributions. In case the Company at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution on the Common Stock of (i) cash, (ii) any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (including, without limitation, any distribution of other or additional stock or Convertible Securities, Options or other securities or property, by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) or (iii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever, then

     (a) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment by a fraction (1) the numerator of which shall be the Current Market Price at the date of taking such record and (2) the denominator of which shall be such Current Market Price minus the amount allocable to one share of Common Stock of (x) any such cash so distributable and
(y) the Fair Value of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and

     (b) the Purchase Price shall be adjusted to equal (1) the Purchase Price immediately prior to the adjustment multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (2) the number of shares for which this Warrant is exercisable immediately after such adjustment.

     A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 6.3 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 6.5.

     6.4. Treatment of Options and Convertible Securities. In case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities of the Company entitled to receive, any Options or Convertible Securities (whether or not the rights thereunder are immediately exercisable), then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless (i) the consideration per share (determined pursuant to Section 6.6) of such shares would be less than their Fair Value on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be, and (ii) such Additional Shares of Common Stock are not purchasable pursuant to Rights referred to in Section 6.10, and provided, further, that

          (a) whether or not the Additional Shares of Common Stock underlying such Options or Convertible Securities are deemed to be issued, no further adjustment of the Purchase Price shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

          (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or for any decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Purchase Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

          (c) upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Purchase Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

               (i) in the case of Options for Common Stock or Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

               (ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue or sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 6.6) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised;

          (d) no readjustment pursuant to subdivision (b) or (c) above shall have the effect of increasing the Purchase Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

          (e) in the case of any such Options which expire by their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Purchase Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in subdivision (c) above.


     6.5. Treatment of Stock Dividends, Stock Splits, etc. If at any time the Company shall:

          (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

          (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

          (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, by a reverse stock split or otherwise,

          then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Purchase Price shall be adjusted to equal (A) the Purchase Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

     6.6. Computation of Consideration. For the purposes of this Section 6,

          (a) the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

               (i) insofar as it consists of cash, be computed at the amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale,

               (ii) insofar as it consists of property (including securities) other than cash, be computed at the Fair Value thereof at the time of such issue or sale, and

               (iii) in the case where Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares of Common Stock, such allocation to be determined in the same manner that the Fair Value of property not consisting of cash or securities is to be determined as provided in the definition of "Fair Value" herein;

          (b) Additional Shares of Common Stock deemed to have been issued pursuant to Section 6.4, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing

               (i) the total amount, if any, received and receivable by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by

               (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

          (c) Additional Shares of Common Stock deemed to have been issued pursuant to Section 6.5, relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration.

     6.7. Dilution in Case of Other Securities. In case any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Company or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this Section 6, the purchase rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this Section 6 with respect to the Purchase Price and the number of shares purchasable upon Warrant exercise shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of the Warrants, so as to protect the holders of the Warrants against the effect of such dilution.

     6.8. De Minimis Adjustments. If the amount of any adjustment of the Purchase Price per share required pursuant to this Section 6 would be less than $.01, such amount shall be carried forward and the adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate a change in the Purchase Price of at least $.01 per share. All calculations under this Warrant shall be made to the nearest .001 of a cent or to the nearest one-hundredth of a share, as the case may be.

     6.9. Abandoned Dividend or Distribution. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution (which results in an adjustment to the Purchase Price under the terms of this Warrant) and shall, thereafter, and before such dividend or distribution is paid or delivered to shareholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then any adjustment made to the Purchase Price and number of shares of Common Stock purchasable upon Warrant exercise by reason of the taking of such record shall be reversed, and any subsequent adjustments, based thereon, shall be recomputed.

     6.10. Shareholder Rights Plan. Notwithstanding the foregoing, in the event that the Company shall distribute "poison pill" rights pursuant to a "poison pill" shareholder rights plan (the "Rights"), the Company shall, in lieu of making any adjustment pursuant to Section 6.2 or Section 6.3 hereof, make proper provision so that each Holder who exercises a Warrant after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such exercise, in addition to the shares of Common Stock issuable upon such exercise, a number of Rights to be determined as follows: (i) if such exercise occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon such exercise at the time of such exercise would be entitled in accordance with the terms and provisions of and applicable to the Rights; and
(ii) if such exercise occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares into which the Warrant so exercised was exercisable immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights, and in each case subject to the terms and conditions of the Rights.

     6.11 Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than any action described in this Section 6 for which a specific adjustment is provided, then, unless such action will not have a materially adverse effect upon the rights of the Holder, the number of shares of Common Stock or other stock for which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

     SECTION 7. Consolidation, Merger, Etc.

     7.1 Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company after the date hereof shall (a) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person in one or more related transactions, or (d) effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment in the Purchase Price is provided in Section 6.2 or Section 6.3), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Purchase Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the amount of securities, cash or other property to which such Holder would actually have been entitled as a shareholder upon such consummation if such Holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Section 6.


     7.2 Assumption of Obligations. Notwithstanding anything contained in this Warrant, the Company shall not effect any of the transactions described in clauses (a) through (d) of Section 7.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant, including Exhibit A hereto), (b) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 7, the Holder may be entitled to receive.

     SECTION 8. Covenants of the Company. The Company covenants and agrees that it shall reserve and set apart and have at all times, free from preemptive rights, the number of authorized but unissued shares of Common Stock deliverable upon the exercise in full of this Warrant, and it shall have at all times any other rights or privileges provided for therein sufficient to enable it at any time to fulfill all of its obligations hereunder. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to permit the exercise in full of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, taking appropriate board action, recommending such an increase to the holders of Common Stock, holding shareholders meetings, soliciting votes and proxies in favor of such increase to obtain the requisite shareholder approval and upon such approval, the Company shall reserve and keep available such additional shares solely for the purpose of permitting the exercise of this Warrant. The Company covenants and agrees that all shares of Common Stock which shall be so issuable will, upon issuance, be duly and validly authorized and issued, fully paid and nonassessable, free and clear of any liens, claims and restrictions (other than as provided herein).

     SECTION 9. Notification by the Company.

     9.1 Notice of Adjustments. Whenever the number of shares of Common Stock or the class or type of stock or other property for which this Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of this Warrant, shall be adjusted pursuant to Section 6, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the Fair Value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Section 6.2 or Section 6.7(a)), specifying the number of shares of Common Stock for which this Warrant is exercisable and describing the number and kind of any other shares of stock or other property for which this Warrant is exercisable, if any, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to the Holder in accordance with Section 10 The Company shall keep at its office or agency designated pursuant to Section 10 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of a Warrant designated by the Holder.

     9.2 Notice of Certain Corporate Action. The Holder shall be entitled to the same rights to receive notice of corporate action as any holder of Common Stock.

     SECTION 10. Notices. Any notice or other document required or permitted to be given or delivered to the Holder shall be hand delivered or delivered by nationally recognized overnight courier at, or sent by certified or registered mail postage prepaid and return receipt requested to the Holder at the last address shown on the books of the Company. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered at, or sent by certified or registered mail to, the principal office of the Company, at 35 East Grassy Sprain Road, Suite 200, Yonkers, New York 10710, Attn: Chief Executive Officer and General Counsel, or such other address as shall have been furnished to the Holder by the Company. All such communications shall be deemed to have been given or made when so delivered by hand, or one business day after being sent by overnight delivery or five business days after being so mailed.

     SECTION 11. No Rights as Shareholders; Limitation of Liability. This Warrant shall not entitle the Holder to any of the rights of a shareholder of the Company except as expressly set forth herein. No provision hereof, in the absence of affirmative action by the Holder to exercise this Warrant or purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability upon the Holder for the Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     SECTION 12. Law Governing. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the conflict of law provisions thereof.

     SECTION 13. Miscellaneous. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

     SECTION 14. Registration Rights. This Warrant is subject to the registration rights provisions contained in Exhibit A hereto.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officer as of the 12th day of July, 2002.


                                            EVCI CAREER COLLEGES INCORPORATED


                                            By: /s/ Dr. Arol I. Buntzman
                                                --------------------------------
                                            Name:  Dr. Arol I. Buntzman
                                            Title: Chairman and Chief Executive
                                                   Officer



ATTEST:

By: /s/ Michael J. O'Brien
    --------------------------
Name:  Michael J. O'Brien
Title: General Counsel

NOTICE OF EXERCISE

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, _________________ of the Company's Warrant Shares provided for therein and requests that certificates for such Warrant Shares be issued in the name of:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(please print name, address, and social security number or employer identification number)

and, if said number of Warrant Shares shall not be all the shares of Common Stock purchasable thereunder, that a new Warrant certificate for the balance remaining of the shares of Common Stock purchasable under the within Warrant be registered in the name of the undersigned Warrantholder or his assignee as below indicated and delivered to the address stated below.

Dated:   ________________, 20___

Name of Warrant holder or Assignee:
___________________________________
(please print)

Address:
___________________________________
___________________________________
___________________________________

Signature:  _______________________________________

Signature Guaranteed:   NOTE: THE ABOVE  SIGNATURE MUST  CORRESPOND  WITH THE
                        NAME AS WRITTEN UPON THE FACE OF THE WITHIN WARRANT IN
                        EVERY PARTICULAR WITHOUT  ALTERATION OR ENLARGEMENT OR
                        ANY CHANGE WHATEVER, UNLESS THE WITHIN WARRANT HAS BEEN
                        ASSIGNED.


                        IF WARRANT SHARES ARE TO BE ISSUED IN ANY NAME OTHER THAN THAT OF THE REGISTERED HOLDER OF THE WITHIN WARRANT, THE REGISTERED HOLDER'S SIGNATURE SHALL BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR BY A MEMBER FIRM OF THE NEW YORK STOCK EXCHANGE.

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_____________________________________________________________________

_____________________________________________________________________

_____________________________________________________________________
(name and address of assignee must be printed or typewritten)

the within Warrant, hereby irrevocably constituting and appointing attorney to transfer said Warrant on the books of the Company with full power of substitution in the premises.

Dated: _________________________

Name of Warrantholder or Assignee:


_________________________________
(please print)

Address:

_________________________________

_________________________________

_________________________________
0


Signature:  _________________________________
            SIGNATURE OF REGISTERED HOLDER

Signature Guaranteed:  NOTE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND
                       WITH THE NAME AS IT APPEARS UPON THE FACE OF THE WITHIN WARRANT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. SUCH SIGNATURE SHALL BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR BY A MEMBER FIRM OF THE NEW YORK STOCK EXCHANGE.

                                                                       Exhibit A


                               REGISTRATION RIGHTS


     The following provisions are a part of the Warrant (the "Warrant") to purchase shares of Common Stock of EVCI Career Colleges Incorporated that was initially issued to Rosenthal & Rosenthal, Inc. in July 2002, and any warrant, in substantially the same form as the Warrant, that is issued to any Person who or which becomes a Holder as permitted by the Warrant-References to the "Warrant" include each such subsequently issued Warrant. All capitalized terms below shall have the same meanings as in the Warrant, unless otherwise defined.

     1. Registration Rights.

          1.1 Piggyback Registrations. If the Company determines to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Form S-8 or its then equivalent, or in connection with a Rule 145 transaction or Form S-4 or its equivalent, or another form not available for registering the Registrable Shares for sale to the public), it will give prompt written notice to each holder of outstanding Registrable Shares, and each Holder who has the right to acquire Registrable Shares upon exercise of the Warrant, of its intention so to do and of the proposed method of distribution of such securities. As used herein, "Registrable Shares" means (i) all Warrant Shares that have been issued or are issuable upon exercise of the Warrant, (ii) any shares of Common Stock issued or issuable with respect to the shares of Common Stock referred to in clause (i) above upon any stock split, stock dividend, recapitalization or similar event and (iii) shares of common stock, if any, or other securities that the Holder would be entitled to receive in exchange for Common Stock in any merger, consolidation or reorganization of the Company in which the Company shall not be the surviving corporation, in each case which are not saleable without restriction pursuant to Rule 144(k) under the Securities Act, but excluding shares transferred or otherwise disposed of in violation of the Securities Act or applicable state securities laws. Upon the written request of such holder, received by the Company within twenty days after the giving of any such notice by the Company, to include in the registration all, but not less than all, of the Registrable Shares, the Company will cause the Registrable Shares as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company (the "Registration Statement"), all to the extent and under the conditions such registration is permitted under the Securities Act. Notwithstanding the foregoing, if the managing underwriter or underwriters participating in such offering advise the holder of Registrable Shares in writing that the total amount of securities requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then the amount of securities to be offered for the account of the holder of Registrable Shares and other holders of securities who have piggyback registration rights with respect thereto shall be reduced (to zero if necessary) pro rata on the basis of the number or amount of Common Stock (or the equivalent) requested to be registered by each such holder participating in such offering. The holders of Registrable Shares shall be entitled to have such Registrable Shares included in one registration pursuant to this Paragraph 1; provided, however, that in the event that not all of the Registrable Shares requested to be registered for sale are included in a registration by virtue of the preceding sentence, the holders of Registrable Shares shall be entitled to have such Registrable Shares included in an unlimited number of registrations until all such Registrable Shares have been registered for sale.

          1.2 Registration Procedures. If and whenever the Company is required by the provisions of Paragraph 1.1 to include any Registrable Shares in the Registration Statement, the Company will, at its cost and expense, as expeditiously as reasonably practicable:

               (a) prepare and file with the Commission a Registration Statement for the sale of the Registrable Shares on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective as provided herein;

               (b) prepare and file with the Commission such amendments (including post-effective amendments) to such Registration Statement, and such supplements to the related prospectus, as may be required by the applicable rules, regulations or instructions under the Securities Act during the applicable period in accordance with the intended methods of disposition specified by the holder of the Registrable Shares covered by such Registration Statement, make generally available earnings statements satisfying the provisions of Section 11(a) of the Securities Act (provided that the Company shall be deemed to have complied with this clause if it has complied with Rule 158 under the Securities Act), and cause the related prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; provided, however, that before filing a Registration Statement or prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act), the Company shall furnish to the Holder and its counsel for review and comment, copies of all documents required to be filed;

               (c) notify holders of Registrable Shares promptly and (if requested) confirm such notice in writing, (i) when a Registration Statement or prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commissison for amendments or supplements to such Registration Statement or the related prospectus or for additional information regarding the holder of Registrable Shares, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the sale of Registrable Shares thereunder or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event that requires the making of any changes in such Registration Statement, prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

               (d) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Shares for sale in any jurisdiction in the United States;

               (e) furnish to each seller of Registrable Shares and to each underwriter such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus) as such Persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Shares covered by the Registration Statement;

               (f) use its reasonable best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Registrable Shares or, in the case of an underwritten public offering, the managing underwriter, reasonably shall request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

               (g) use its reasonable best efforts to list the Registrable Shares covered by such Registration Statement on the principal stock market or securities exchange on which similar securities issued by the Company are then listed or quoted;

               (h) promptly notify each seller of Registrable Shares and each underwriter under the Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The sellers of Registrable Shares agree upon receipt of such notice forthwith to cease making offers and sales of Registrable Shares pursuant to such Registration Statement or deliveries of the prospectus contained therein for any purpose until the Company has prepared and furnished such amendment or supplement to the prospectus as may be necessary so that, as thereafter delivered to purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

               (h) promptly notify each seller of Registrable Shares under the Registration Statement of (i) the effectiveness of the Registration Statement, (ii) the filing of any post-effective amendments to the Registration Statement, or (iii) the filing of a supplement to the Registration Statement;

               (i) use its reasonable best efforts to have the Registration Statement remain effective until the earliest of (i) the date as of which all of the Registrable Shares may be sold without restriction pursuant to Rule 144(k) under the Securities Act (or successor thereto), (ii) the date as of which all of the Registrable Shares have been sold, (iii) the date which is one year after the Warrant has been exercised in full or (iv) the date on which the Warrant expires unexercised;

               (j) make available for inspection upon reasonable notice during the Company's regular business hours by each seller of Registrable Shares, any underwriter participating in any distribution pursuant to the Registration Statement, and any attorney, accountant or other agent retained by such seller or underwriter, all material financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with the Registration Statement.

          In connection with the foregoing, the sellers of Registrable Shares shall (a) provide such information and execute such documents as may reasonably be required in connection with such registration including a confirmation to be bound by all the provisions of these registration rights, (b) agree to sell Registrable Shares on the basis provided in any underwriting arrangements and
(c) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          1.3 Expenses. All expenses incurred by the Company in complying with Paragraph 1.1 and 1.2 including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company and all other Persons retained by the Company in connection with such Registration Statement, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, transfer taxes and fees of transfer agents and registrars, fees and disbursements (in total not exceeding $10,000 less the amount paid under paragraph 9 of the June 14, 2002 letter agreement between Rosenthal & Rosenthal, Inc. and the Company) of one counsel, other than the Company's counsel, representing the Holder, selected by the Holder, and fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Registrable Shares are called "Selling Expenses". The Company will pay all Registration Expenses in connection with the Registration Statement. All Selling Expenses in connection with the Registration Statement shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

          1.4 Indemnification and Contribution.

               (a) In connection with the registration and sale of the Registrable Shares pursuant to the Registration Statement, to the fullest extent permitted by law, the Company will indemnify and hold harmless each seller of such Registrable Shares thereunder together with such seller's officers, directors, partners, employees and agents, each underwriter of such Registrable Shares thereunder and each other Person, if any, who controls such seller or underwriter within the meaning of the Securities Act and the officers, directors, partners, employees and agents of each such controlling Person, against any and all losses, claims, damages, judgments, costs (including, without limitation, costs of investigation, preparation and reasonable attorneys' fees) and liabilities, as incurred, joint or several, to which such seller and such seller's officers, directors, partners, employees and agents, underwriter or controlling Person and the officers, directors, partners, employees and agents of such controlling Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Shares pursuant to the Registration Statement (but not such seller's failure to comply with the prospectus delivery requirements or other rules and regulations under the Exchange Act relating to such seller's conduct in offering and selling Registrable Shares). The Company will promptly reimburse each such indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by any such seller, any such underwriter or any such controlling Person in writing specifically for use in the Registration Statement or such prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party.

               (b) In connection with the registration and sale of Registrable Shares pursuant to the Registration Statement, each seller of such Registrable Shares thereunder, severally and not jointly, will indemnify and hold harmless the Company, each Person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will promptly reimburse the Company and each such officer, director and controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in the Registration Statement or such prospectus, and provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under the Registration Statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds (net of all underwriting discounts and commissions) actually received by such seller from the sale of Registrable Shares covered by such registration statement.

               (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Paragraph 1.4 and shall only relieve it from any liability which it may have to such indemnified party under this Paragraph 1.4 if and to the extent the indemnifying party can demonstrate that it has been prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Paragraph 1.4 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. The indemnifying party shall not consent to entry of any judgment or enter into any settlement unless (i) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (ii) such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

               (d) If the indemnification provided for in this Section 1.4 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages and liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such losses, claims, damages and liabilities as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any losses, claims, damages or liabilities shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.4(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to hererin. Notwithstanding the provisions of this Section 1.4(d), if the indemnifying party is a holder of Registrable Shares, such holder shall not be required to contribute any amount which is in excess of the amount by which the total proceeds (net of all underwriting discounts and commissions) received by such holder from the sale of the Registrable Shares sold by such holder in the applicable offering exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          2. Market Standoff.

               In connection with an underwritten public offering of the Company, if any, the holder of Registrable Securities hereby agrees to be subject to a lockup for up to 90 days following the effective date of the Company's registration statement filed with the Commission in connection with the offering as required by the underwriter(s) thereof. During such period, such holder agrees not to sell, transfer or hypothecate any securities of the Company without the prior written consent of the underwriter(s). This provision is self-operating but such holder agrees to execute and furnish directly to, and for the express benefit of, the underwriter(s) any confirmation requested by the underwriter(s).